EXHIBIT 99.1

DARLING INTERNATIONAL INC.
Unaudited Pro Forma Condensed Consolidated Financial Information
September 28, 2013
(Unaudited)

DARLING INTERNATIONAL INC.

Unaudited Pro Forma Condensed Consolidated Financial Information
September 28, 2013
(Unaudited)

Table of Contents

Page

Overview of Unaudited Pro Foma Condensed Consolidated Balance Sheet as of September 28, 2013	1 - 2

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 28, 2013	3

Unaudited Pro Forma Condensed Consolidated Income Statement for the year ended December 29, 2012 and the nine months ended September 28, 2013	4 - 5

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information	6

DARLING INTERNATIONAL INC.

Unaudited Pro Forma Condensed Consolidated Financial Information
September 28, 2013
(Unaudited)

Overview

On October 7, 2013, Darling International Inc. (the Company) executed a definitive agreement to acquire the shares (other than certain minority interests) of Vion Ingredients (Vion), a division of Vion Holding N.V., a member of the Vion Food Group, for approximately $2.25 billion in cash (based on the exchange rate of EUR 1.00:$1.347).

The Company’s Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 28, 2013, is based on the historical Unaudited Condensed Consolidated Balance Sheet of the Company as of September 28, 2013, combined with the unaudited statement of Assets Acquired and Liabilities Assumed of Rothsay as of September 28, 2013, and the Unaudited Balance Sheet of Vion as of September 30, 2013, after giving effect to the Company’s acquisition of Rothsay and Vion as if each acquisition had occurred on September 28, 2013, and includes the assumptions and adjustments as described in the accompanying notes hereto.
The Company's Unaudited Pro Forma Condensed Consolidated Income Statement for the year ended December 29, 2012 is based on the historical audited Condensed Consolidated Income Statement of the Company for the year ended December 29, 2012, combined with the audited Statement of Net Revenues and Direct Costs and Operating Expenses of Rothsay for the year ended December 29, 2012, and the audited Consolidated and Combined Profit and Loss Accounts of Vion for the year ended December 31, 2012, after giving effect to the Company's acquisition of Rothsay and Vion as if each had occurred on January 1, 2012, and includes the assumptions and adjustments as described in the accompanying notes hereto.
The Company's Unaudited Pro Forma Condensed Consolidated Income Statement for the nine months ended September 28, 2013, is based on the unaudited Condensed Consolidated Income Statement of the Company for the nine months ended September 28, 2013, combined with the unaudited Statement of Net Revenues and Direct Costs and Operating Expenses of Rothsay for the nine months ended September 28, 2013, and the unaudited Consolidated and Combined Profit and Loss Account of Vion for the nine months ended September 30, 2013, after giving effect to the Company's acquisition of Rothsay and Vion as if each had occurred on January 1, 2012, and includes the assumptions and adjustments as described in the accompanying notes hereto.
The Unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the acquisition of Rothsay and the Vion had occurred on September 28, 2013. The Unaudited Pro Forma Condensed Consolidated Income Statement for the year ended December 29, 2012 and the nine months ended September 28, 2013 assume the acquisitions of Rothsay and Vion were completed on January 1, 2012. The Unaudited Pro Forma Condensed Consolidated Financial Information is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates, is subject to numerous other uncertainties and does not reflect what the combined entity's financial position or results of operations would have been had the Rothsay or Vion acquisition been completed as of the dates assumed for purposes of that pro forma financial information, nor does it reflect the financial position or results of operations of the combined company following the acquisition. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Information does not purport to project the future financial position or operating results of the consolidated company as of the end of its year ended December 28, 2013 (fiscal 2013), or for any other future periods.

DARLING INTERNATIONAL INC.

Unaudited Pro Forma Condensed Consolidated Financial Information
September 28, 2013
(Unaudited)

The Unaudited Pro Forma Condensed Consolidated Balance Sheet has been prepared using the acquisition method of accounting. The Pro Forma information presented includes the Company's initial estimate of the fair values of the acquired assets and liabilities of Rothsay and Vion. In connection with the Rothsay acquisition, the estimated fair values of the acquired assets and assumed liabilities are based on the assumption the acquisition was completed as of September 28, 2013. The total purchase price of approximately $625.4 million to acquire the Rothsay business has been allocated to the assets acquired and assumed liabilities of Rothsay based upon preliminary estimated fair values at September 28, 2013. These amounts will be required to be updated to reflect the actual values as of the actual date of acquisition of October 28, 2013. Independent valuation specialists are conducting analysis of Rothsay in order to assist management of the Company in determining the fair values of the acquired assets and liabilities assumed. The Company's management is responsible for these internal and third party valuations and appraisals. The Company is continuing to finalize the valuations of these net assets. The fair value allocation consists of preliminary estimates and analyses and is subject to change upon the finalization of the appraisals and other valuation analyses, which will be completed during the one year measurement period following the acquisition date.
In connection with the Vion acquisition, the estimated fair values of the acquired asset and assumed liabilities are based on the assumption the acquisition was completed as of September 28, 2013. As explained in more detail in the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet, the total purchase price of approximately $2.25 billion to acquire Vion has been allocated to the assets acquired and assumed liabilities of Vion based upon preliminary estimated fair values at September 30, 2013. These amounts will be required to be updated to reflect the actual values as of the actual closing date when and if that occurs. Accordingly, the allocations may change and such changes may be material. The determination of actual fair values will depend on a number of factors, including the completition of fair value appraisals and other analyses of third-parties related to the assets and liabilities acquired, including tangible and intangible assets. Any adjustments, including increases to depreciation and amortization resulting from the allocation of purchase price to amortizable tangible and intangible assets, may be material. The final valuations will be completed during the one year measurement period after the closing of the Vion acquisition and will be based on the actual net tangible and intangible assets and liabilities that exist as of the closing date of the Vion acquisition.
The Unaudited Pro Forma Condensed Consolidated Financial Information should be read in conjunction with the historical consolidated and combined financial statements and accompanying notes of Vion and the historical financial statements of the Company and Rothsay that have been previously filed with the SEC.

DARLING INTERNATIONAL INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 28, 2013
(Unaudited)
(in thousands)

	(Note 1 and 5)Darling International Inc. and Rothsay	(Note 7) Vion US GAAP	(Note 3 and 4) Pro forma adjustments	Notes	Darling International Inc. Pro forma Combined
Assets
Current assets:
Cash and cash equivalents	$19,996	$239,722	$(44,126)	(k)	$215,592
Accounts receivable, net of allowance for doubtful accounts	126,492	890,780	(282,621)	(l)	734,651
Inventories	82,773	309,620	—		392,393
Deferred income taxes	16,693	2,264	27,268	(d)	46,225
Other current assets	23,906	—	—		23,906
Total current assets	269,860	1,442,386	(299,479)		1,412,767

Property, plant and equipment, net	651,470	533,733	213,947	(b)	1,399,150
Intangible assets	595,843	157,693	447,420	(b)	1,200,956
Goodwill	728,180	—	779,598	(b)	1,507,778
Investment in unconsolidated subsidiary	116,250	—	—		116,250
Deferred loan costs	21,992	—	64,952	(a)	86,944
Other assets	17,643	39,709	(16,257)		41,095
Total other assets	2,131,378	731,135	1,489,660		4,352,173
Total	$2,401,238	$2,173,521	$1,190,181		$5,764,940

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$67,865	$—	$—		$67,865
Accrued expenses	105,506	—	—		105,506
Other current liabilities	—	508,512	—		508,512
Current portion of long-term debt	86	—	—		86
Total current liabilities	173,457	508,512	—		681,969

Other liabilities
Long-term debt	889,128	—	2,295,000	(a)	3,184,128
Deferred income taxes	121,552	25,554	228,284	(d)	375,390
Other noncurrent liabilities	63,622	278,228	14,058	(d)	355,908
Total liabilities	1,247,759	812,294	2,537,342		4,597,395

Commitments and contingencies
Stockholders' equity
Common stock	1,192	—	—		1,192
Paid in capital and other equity	599,158	—	20,730	(e)	619,888
Non-controlling interest	—	39,381	—		39,381
Other comprehensive income/(loss)	(27,293)	—	—		(27,293)
Retained earnings/Net assets	580,422	1,321,846	(1,367,891)	(c), (e), (i)	534,377
Total stockholders' equity	1,153,479	1,361,227	(1,347,161)		1,167,545
Total	$2,401,238	$2,173,521	$1,190,181		$5,764,940

See notes to unaudited pro forma condensed consolidated financial information.

DARLING INTERNATIONAL INC.

Unaudited Pro Forma Condensed Consolidated Income Statement
Year Ended December 29, 2012
(Unaudited)
(in thousands, except per share data)

	(Note 1 and 5)Darling International Inc. and Rothsay	(Note 7)Vion	(Note 3 and 4) Pro forma adjustments	Notes	Darling International Inc. Pro forma Combined

Net revenues	$1,928,840	$2,087,897	$—		$4,016,737
Direct costs and operating expenses:
Cost of sales and operating expenses	1,364,410	1,685,403	—		3,049,813
Selling, general and administrative expenses	162,869	151,091	—		313,960
Depreciation and amortization	122,060	84,149	37,176	(f)	243,385
Total direct costs and operating expenses	1,649,339	1,920,643	37,176		3,607,158

Operating Income	279,501	167,254	(37,176)		409,579

Interest expense	(50,412)	(26,867)	(122,885)	(g)	(200,164)
Other, net	1,760	13,617	(5,848)		9,529
Total other expense	(48,652)	(13,250)	(128,733)		(190,635)

Equity in net income/(loss) of unconsolidated subsidiary	(2,662)	—	—		(2,662)
Income from continuing operations before income taxes	228,187	154,004	(165,909)		216,282
Income taxes	83,506	45,924	(59,097)	(h)	70,333

Non-controlling interest	—	(9,282)	—		(9,282)

Net income	$144,681	$98,798	$(106,812)		$136,667

Per share data:
Net income per share:
Basic	$1.23				$1.16
Diluted	$1.23				$1.15
Weighted average number of shares outstanding:
Basic	117,592		250		117,842
Diluted	118,089		250		118,339

See notes to unaudited pro forma condensed consolidated financial information.

DARLING INTERNATIONAL INC.

Unaudited Pro Forma Condensed Consolidated Income Statement
Nine Months Ended September 28, 2013
(Unaudited)
(in thousands, except per share data)

	(Note 1 and 5)Darling International Inc. and Rothsay	(Note 7)Vion	(Note 3 and 4) Pro forma adjustments	Notes	Darling International Inc. Pro forma Combined

Net revenues	$1,475,368	$1,619,641	$—		$3,095,009
Direct costs and operating expenses:
Cost of sales and operating expenses	1,051,848	1,304,838	—		2,356,686
Selling, general and administrative expenses	131,492	117,956	—		249,448
Acquisition costs	5,287	—	(4,310)	(j)	977
Depreciation and amortization	94,107	55,313	29,722	(f)	179,142
Total direct costs and operating expenses	1,282,734	1,478,107	25,412		2,786,253

Operating Income	192,634	141,534	(25,412)		308,756

Interest expense	(35,664)	(21,757)	(108,508)	(g)	(165,929)
Other, net	(2,619)	4,197	(21)		1,557
Total other expense	(38,283)	(17,560)	(108,529)		(164,372)

Equity in net income/(loss) of unconsolidated subsidiary	8,796	—	—		8,796
Income from continuing operations before income taxes	163,147	123,974	(133,941)		153,180
Income taxes	62,017	32,996	(48,168)	(h)	46,845

Non-controlling interest	—	(9,464)	—		(9,464)

Net income	$101,130	$81,514	$(85,773)		$96,871

Per share data:
Net income per share:
Basic	$0.86				$0.82
Diluted	$0.85				$0.81
Weighted average number of shares outstanding:
Basic	118,156		500		118,656
Diluted	118,548		500		119,048

See notes to unaudited pro forma condensed consolidated financial information.

DARLING INTERNATIONAL INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
September 28, 2013
(Unaudited)
(in thousands)

(1)	Description of the Vion Acquisition and Basis of Presentation

On October 7, 2013, Darling International, Inc. (the Company) executed a definitive agreement to acquire the shares (other than certain minority interest) of Vion Ingredients (Vion), a division of Vion Holding N.V. ,a member of the Vion Food Group, for approximately $2.25 billion in cash (based on the exchange rate of EUR1.00:$1.347).

The acquisition has been accounted for using the acquisition method of accounting under generally accepted accounting principles in the United States of America (U.S. GAAP). Under the acquisition method of accounting, the total purchase price is allocated to the tangible and intangible acquired assets and assumed liabilities of Vion, based on their respective preliminary estimated fair values as of the assumed date of the acquisition, September 28, 2013. These amounts will be required to be updated to reflect the actual values as of the actual closing date when and if that occurs.

The Company has prepared the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 28, 2013, using the acquisition method of accounting. The estimated fair values of the acquired assets and assumed liabilities as of the assumed date of acquisition, which are based on estimates and assumptions of the Company, the consideration paid and the entries to record the direct transaction costs incurred are reflected within the pro forma adjustment entries. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the acquisition as if it had occurred on September 28, 2013. The Unaudited Pro Forma Condensed Consolidated Income Statement for the year ended December 29, 2012 and the nine months ended September 28, 2013 assume the acquisition of Vion business was completed on January 1, 2012. See note 2 for information on the Company’s preliminary allocation of the estimated purchase price.

The Darling International and Rothsay information is based on the presentation presented in Form 8-K/A of the Company filed with the SEC on December 3, 2013. The Pro Forma information herein should be read in conjunction with the information in the Form 8-K/A and such information is incorporated by reference herein.

(2)	Preliminary Purchase Price Allocation of Vion

For purposes of the Unaudited Pro Forma Condensed Consolidated Balance Sheet, the approximate $2.25 billion purchase price has been allocated based upon a preliminary estimate of the fair value of assets acquired and liabilities assumed. The determination of the estimated fair value required management to make significant estimates and assumptions. These estimates and assumptions of the fair value allocation are preliminary and subject to change upon the finalization of the appraisals and other valuation analyses, which are in the process of being completed. The Company’s management is responsible for these internal and third party valuations and appraisals.

The preliminary estimated allocation of the fair values as of September 28, 2013, is as follows:

6                     (Continued)

DARLING INTERNATIONAL INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
September 28, 2013
(Unaudited)
(in thousands)

Cash paid for Vion	$2,161,120
Certain indebtness assumed from Vion	60,471

Total purchase price	$2,221,591

Preliminary Purchase Price Allocation for Vion
Net tangible assets	$1,079,222
Deferred income tax liability	(242,342)
Identified intangibles	605,113
Goodwill	779,598

$2,221,591

(3)	Financing Considerations

Set forth below is a summary of the sources and uses of cash in the Vion Acquisition, as if the Vion Acquisition had occurred on September 28, 2013:

Sources of cash:
Term B loan	(i)	$1,200,000
Bridge loan	(ii)	1,300,000
Revolver	(iii)	45,000
Cash	(iv)	44,126

Total Sources		$2,589,126

Uses of cash:
Purchase of net assets	(v)	$2,221,591
Repurchase of unsecured debt, including premiums	(vi)	277,358
Debt issuance costs	(vii)	69,488
Professional fees/other	(viii)	20,689

Total Uses		$2,589,126

7    (Continued)

DARLING INTERNATIONAL INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
September 28, 2013
(Unaudited)
(in thousands)

(i)	Represents the new debt to be incurred to finance the Vion acquisition through a $1.2 billion term B loan under the Senior Credit Facility.

(ii)	Represents the new debt to be incurred to finance the Vion acquisition through a $1.3 billion bridge loan under the Bridge Credit Agreement. This represents unsecured debt.

(iii)	Represents the new debt to be incurred to finance the Vion acquisition through a borrowing of $45.0 million under the Company's revolving credit loan under the Senior Credit Facility.

(iv)	Represents the use of cash on the balance sheet in connection with the Vion Acquisition.

(v)	Represents the Vion Acquisition purchase price.

(vi)
Represents the repurchase of Darling International unsecured debt of $250 million plus $27.4 million redemption premium. The Senior notes are required to be redeemed due to the financing transactions comtemplated herein.

(vii)	Includes commitment and financing fees payable in connection with the debt under the Senior Credit Facility and the Bridge Credit Agreement.

(viii)	Includes investment banking fees associated with the closing of the Vion Acquisition.

(4)	Pro Forma Adjustments

The Pro Forma Adjustments within the Unaudited Pro Forma Condensed Consolidated Balance Sheet represent the adjustments to the carrying amounts as of September 28, 2013 for certain assets acquired and assumed liabilities of Vion to reflect the preliminary purchase price allocation to assets and liabilities as of September 28, 2013, the assumed date of acquistion. The Pro Forma Adjustments within the Unaudited Pro Forma Condensed Consolidated Income Statement represent the adjustments to reflect as if the Vion acquisition occurred on January 1, 2012.
Adjustments included in the column under the heading “Pro Forma Adjustments” relate to the following:

(a)
Represents the adjustment to record the Company’s $2,545.0 million of new debt used to finance the purchase price paid to Vion Holding N.V. of approximately $2,225.0 million, redemption of unsecured debt of approximately $250.0 million and $27.4 million of debt repayment premiums and debt issuance costs of $69.5 million.

(b)
Represents the adjustment to the Vion’s carrying amount of the asset to its estimated fair value as of September 28, 2013, the assumed date of acquisition, as part of the allocation of purchase price, as summarized in note 2.

(c)	Represents the adjustment to record the Company’s $15.5 million of transaction costs associated with the Vion acquisition.

8    (Continued)

DARLING INTERNATIONAL INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
September 28, 2013
(Unaudited)
(in thousands)

(d)
The Company recognizes deferred income taxes for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The net deferred tax liability primarily relates from book and tax basis differences of Vion’s identified intangible assets and property, plant and equipment.

(e)
Represents $20.7 million of nonintegration program incentive compensation expected to be incurred as a result of the Vion acquisition. The incentive stock compensation will be awarded based upon certain defined goals and will be awarded per the predetermined guidelines. The restricted stock will vest over four years.

(f)
Represents the additional depreciation and amortization expense that the Company anticipates incurring as a result of the adjustment to the carrying value of the Vion assets to fair value as more appropriately described in note 2. Darling expects to depreciate the fair value of the purchased property, plant, and equipment, including the transportation assets over their estimated useful lives of 3 to 25 years. Darling expects to amortize the fair value of the definite lived intangibles of $453.8 million acquired in the Vion Acquisition on a straight line basis over their estimated useful lives of between 9 and 16 years. Upon finalization of the asset valuations, specific useful lives will be assigned to the acquired assets, and depreciation and amortization will be adjusted accordingly. The Company expects to have $151.3 million of identifiable intangibles with indefinite lives.

(g)
Represents the adjustment to interest expense for the additional debt that was incurred under the Senior Secured Facilities and Bridge Loan Agreement to finance the Vion acquisition. The adjustment reflects that the Company will have borrowed $1.2 billion under the $1.2 billion Term Loan B facility, $500.0 million under the $1.3 billion Bridge Loan Facility and $31.0 million under the $1.0 billion revolving loan facility to fund the Acquisition. The interest rate applicable to any borrowing under the Bridge Loan Facilities is variable based upon the Company's consolidated total leverage ratio and is London Inter-Bank Offer Rate (“LIBOR”) plus 600 basis points with quarterly increases of 50 basis points up to a maximum of 9.75%. The interest rate applicable to any borrowings under the Term B USD Loan is variable based upon ranges from LIBOR plus 3%. The interest rate applicable to any borrowings under the Term B EUR Loan is variable based upon ranges from LIBOR plus 3.25%. The interest rate applicable to any borrowings under the Revolving Loan is variable based upon the Company's consolidated total leverage ratio and ranges from LIBOR plus 1.5% - 2.75%. In addition, there is a 0.5% commitment fee on the unused portion of the revolving loan facility, which was also included in the Pro Forma Financials. Thus, the weighted average interest rate on the new debt including the commitment fee is 5.8%. A 1/8 percentage point change in the weighted average interest rate would result in an adjustment to interest expense and pre-tax income of $4.0 million. The adjustment also includes amortization of the deferred financing fees. The new deferred financing fees total $69.5 million, which will be amortized over the lives of the facilities, which are assumed to be eight years for the bridge loan, seven years for the Term Loan B and five years for the revolver.

9    (Continued)

DARLING INTERNATIONAL INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
September 28, 2013
(Unaudited)
(in thousands)

(h)	Represents the adjustment to income taxes that would have been incurred had the Acquisition occurred on January 1, 2012, based upon the statutory rate.

(i)
Represents the net impact to Retained Earnings, as a result of the Pro Form Adjustments and certain direct transaction costs, which have not yet been incurred as of September 28, 2013, but are expected to be incurred after such date. Such amounts have been recorded net of taxes to the extent that the adjustment gives rise to a tax deduction.

(j)	Represents the acquisition cost incurred but have not been included in the unaudited pro forma statements because they are non-recurring.

(k)	Represents use of cash in connection with the Vion acquisiton.

(l)	Represents the adjustment to accounts receivable to eliminate an intercompany receivable between Vion Foods and Vion Ingredients.

(5)	Other Items
The Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect ERP integration costs that the Company expects to incur to integrate Rothsay’s and Vion's business on to Darling’s technology platform. The Company expects to incur these costs in the 12 month period following closing of each such acquisition and management currently estimates that these costs of both acquisitions will be in the range of $5.5 million to $8 million. These Pro Forma Financial Statements also do not reflect projected realization of recurring cost savings and revenue synergies that the Company projects it will achieve related to reductions in operating costs, changes in corporate infrastructure, and changes in finished goods marketing related to the Rothsay and Vion acquisitions. Although management expects that cost savings and revenue synergies will result from the each such acquisition, there can be no assurance that these cost savings and revenue synergies will be achieved in the time frame anticipated, or at all.

(6)	Pro forma income from continuing operations per share
Pro forma net income per common share for the fiscal year ended December 29, 2012 and the nine months ended September 28, 2013, have been calculated on a pro forma basis that reflects the pro forma income from the Vion operations.

(7)	Dutch GAAP to US GAAP adjustments
The following tables show a reconciliation of the unaudited condensed consolidated and combined balance sheet of Vion Ingredients as of September 30, 2013, prepared in accordance with Dutch GAAP and in euros, to the unaudited condensed consolidated and combined balance sheet under US GAAP and in U.S. Dollars. The profit and loss accounts of Vion Ingredients for the year ended December 31, 2012 and the unaudited nine months ended September 30, 2013, prepared in accordance with Dutch GAAP and in euros, to the statement of income under US GAAP and in U.S. Dollars. The Dutch to US GAAP adjustments represent the significant adjustments that are required to present the Dutch condensed consolidated and combined balance sheets of Vion Ingredients to US GAAP and descriptions of the nature of each adjustment are as follows (in thousands):
10    (Continued)

DARLING INTERNATIONAL INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
September 28, 2013
(Unaudited)
(in thousands)

Unaudited Consolidated and Combined Balance Sheet
as at September 30, 2013

	Vion Dutch GAAP (€)	Dutch to US presentation adjustments (€)	Dutch GAAP to US GAAP Adjustments (€)		Vion US GAAP (€)	Vion US GAAP (USD) (e)
Assets
Current assets:
Cash and cash equivalents	€188,580	€—	€(11,100)	(f)	€177,480	$239,722
Accounts receivable, net of allowance for doubtful accounts	648,395	—	11,100	(f)	659,495	890,780
Inventories	229,229	—	—		229,229	309,620
Deferred income taxes	—	—	1,676	(b)	1,676	2,264
Other current assets	—	—	—		—	—
Total current assets	1,066,204	—	1,676		1,067,880	1,442,386
Property, plant and equipment, net	—	395,153	—		395,153	533,733
Intangible fixed assets	82,030	(116,749)	34,719	(a)	—	—
Tangible fixed assets	399,051	(395,153)	(3,898)	(a)	—	—
Financial fixed assets	31,523	(29,399)	(2,124)	(a), (b)	—	—
Intangible assets	—	116,749	—		116,749	157,693
Goodwill	—	—	—		—	—
Investment in unconsolidated subsidiary	—	—	—		—	—
Deferred loan costs	—	—	—		—	—
Other assets	—	29,399	—		29,399	39,709
Total other assets	512,604	—	28,697		541,301	731,135
Total	€1,578,808	€—	€30,373		€1,609,181	$2,173,521
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	€—	€—	€—		€—	$—
Accrued expenses	—	—	—		—	—
Short-term liabilities	377,276	(376,176)	(1,100)	(c)	—	—
Other current liabilities	—	376,176	304	(b)	376,480	508,512
Current portion of long-term debt	—	—	—		—	—
Total current liabilities	377,276	—	(796)		376,480	508,512
Other liabilities
Long-term debt	—	—	—		—	—
Provisions	51,603	(64,272)	12,669	(a), (d)	—	—
Deferred income taxes	—	24,927	(6,008)	(b)	18,919	25,554
Long-term liabilities	146,153	(166,643)	20,490	(a), (b), (c)	—	—
Other noncurrent liabilities	—	205,988	—		205,988	278,228
Total liabilities	575,032	—	26,355		601,387	812,294

Commitments and contingencies
Stockholders' equity
Common stock	—	—	—		—	—
Parent's net investment	955,158	(978,638)	23,480	(a), (b), (c), (d)	—	—
Minority interest	48,618	(29,156)	(19,462)	(a)	—	—
Paid in capital and other equity	—	—	—		—	—
Non-controlling interest	—	29,156	—		29,156	39,381
Retained earnings/Net assets	—	978,638	—		978,638	1,321,846
Total stockholders' equity	1,003,776	—	4,018		1,007,794	1,361,227
Total	€1,578,808	€—	€30,373		€1,609,181	$2,173,521
11    (Continued)

DARLING INTERNATIONAL INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
December 29, 2012
(Unaudited)
(in thousands)

Consolidated and Combined Profit and Loss Account
For the Year Ended
December 31, 2012

	Vion Dutch GAAP (€)	Dutch to US presentation adjustments (€)	Dutch GAAP to US GAAP Adjustments (€)		Vion US GAAP (€)	(e) Vion US GAAP ($)

Net revenues	€—	€1,626,468	€—		€1,626,468	$2,087,897
Net sales	1,608,862	(1,608,862)	—		—	—
Change in inventories of finished product and semi-finished products	(3,029)	3,029	—		—	—
Other operating income	14,141	(17,606)	3,465	(a)	—	—
Direct costs and operating expenses:
Raw materials and consumables	680,461	(680,461)	—		—	—
Subcontracted work and external expenses	500,660	(500,660)	—		—	—
Wages, salaries and social security charges	220,421	(225,770)	5,349	(a), (d)	—	—
Other operating costs	20,706	(20,706)	—		—	—
Cost of sales and operating expenses	—	1,312,926	—		1,312,926	1,685,403
Selling, general and administrative expenses	—	117,700	—		117,700	151,091
Depreciation and amortization	72,136	—	(6,584)	(a)	65,552	84,149
Total direct costs and operating expenses	1,494,384	3,029	(1,235)		1,496,178	1,920,643

Operating Income	125,590	—	4,700		130,290	167,254

Interest expense	—	(20,929)	—		(20,929)	(26,867)
Interest income and similar revenues	6,794	(6,794)	—		—	—
Income from non-consolidated participating interests	2,314	(3,814)	1,500	(c)	—	—
Interest charges and similar expenses	(20,929)	20,929	—		—	—
Other, net	—	10,608	—		10,608	13,617
Total other expense	(11,821)	—	1,500		(10,321)	(13,250)

Income from continuing operations before income taxes	113,769	—	6,200		119,969	154,004
Income taxes	33,371	—	2,404	(b)	35,775	45,924

Non-controlling interest	(7,422)	—	191	(a)	(7,231)	(9,282)

Net income	€72,976	€—	€3,987		€76,963	$98,798

12    (Continued)

DARLING INTERNATIONAL INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
September 28, 2013
(Unaudited)
(in thousands)

Unaudited Condensed Consolidated and Combined Profit and Loss Account
For the 9 months Ended September 30, 2013

	Vion Dutch GAAP (€)	Dutch to US presentation adjustments (€)	Dutch GAAP to US GAAP Adjustments (€)		Vion US GAAP (€)	(e) Vion US GAAP ($)
Net revenues	€—	€1,231,666	€—		€1,231,666	$1,619,641
Net sales	1,221,418	(1,221,418)	—		—	—
Change in inventories of finished product and semi-finished products	8,332	(8,332)	—		—	—
Other operating income	10,248	(10,248)	—		—	—
Direct costs and operating expenses:
Raw materials and consumables	529,772	(529,772)	—		—	—
Subcontracted work and external expenses	372,682	(372,682)	—		—	—
Wages, salaries and social security charges	170,055	(179,742)	9,687	(a), (d)	—	—
Other operating costs	8,109	(8,109)	—		—	—
Cost of sales and operating expenses	—	992,273	—		992,273	1,304,838
Selling, general and administrative expenses	—	89,700	—		89,700	117,956
Depreciation and amortization	47,393	—	(5,330)	(a)	42,063	55,313
Total direct costs and operating expenses	1,128,011	(8,332)	4,357		1,124,036	1,478,107

Operating Income	111,987	—	(4,357)		107,630	141,534

Interest expense	—	(16,545)	—		(16,545)	(21,757)
Interest income and similar revenues	1,062	(1,662)	600	(c)	—	—
Income from non-consolidated participating interests	1,530	(1,530)	—		—	—
Interest charges and similar expenses	(16,545)	16,545	—		—	—
Other, net	—	3,192	—		3,192	4,197
Total other expense	(13,953)	—	600		(13,353)	(17,560)

Income from continuing operations before income taxes	98,034	—	(3,757)		94,277	123,974
Income taxes	24,591	—	501	(b)	25,092	32,996

Non-controlling interest	(7,340)	—	143	(a)	(7,197)	(9,464)

Net income	€66,103	€—	€(4,115)		€61,988	$81,514

(a)	Represents the adjustments for business combinations.

(b)	Represents the taxes associated with US GAAP adjustments.

(c)	Represents the changes to derivative accounting.

(d)	Represents adjustments associated with pensions.

(e)
Represents results that are converted to U.S. Dollars using the spot rate on the balance sheet date and the average exchange rate for the period presented. The exchange rate used for September 28, 2013 was 1.3507 and the exchange rates used for the year ended December 29, 2012 and the nine months ended September 28, 2013 were 1.2837 and 1.3150, respectively.

(f)	Represents reclassification of restricted cash.